UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Fifth Amended and Restated Credit Agreement

On July 28, 2016, Kite Realty Group, L.P. (the “Operating Partnership”) entered into a Fifth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) providing for a $500 million unsecured revolving credit facility (the “Revolving Facility”) and $400 million of unsecured term loan facilities (the “Term Loans,” including Term Loan A and Term Loan B, as defined below) with KeyBank National Association, as Administrative Agent (the “Agent”), and the other lenders party thereto. The Amended Credit Agreement amended and restated the Fourth Amended and Restated Credit Agreement, dated as of July 1, 2014 (as amended, the “Prior Credit Agreement”), among the Operating Partnership, the Agent and the other lenders party thereto.

The Revolving Facility has a new scheduled maturity date of July 28, 2020 (compared to July 1, 2018 under the Prior Credit Agreement), which maturity date may be extended for up to two additional periods of six months at the Operating Partnership’s option subject to certain conditions. The Prior Credit Agreement provided for a $400 million term loan with a maturity date of July 1, 2019 (the “Prior Term Loan”). Under the Amended Credit Agreement, $200 million of the Prior Term Loan will maintain the same scheduled maturity date of July 1, 2019, as provided under the Prior Credit Agreement (“Term Loan A”), which maturity date may be extended for one additional period of six months at the Operating Partnership’s option subject to certain conditions, and $200 million will be extended and have a new scheduled maturity date of July 28, 2021 (“Term Loan B”) (compared to July 1, 2019 under the Prior Credit Agreement).

The Operating Partnership has the option to increase the Revolving Facility to $1 billion upon the Operating Partnership’s request, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Amended Credit Agreement, to provide such increased amounts.  The Operating Partnership has the option to increase Term Loan B to provide for an additional $200 million in term loans upon the Operating Partnership’s request, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Amended Credit Agreement, to provide such increased amounts.  The Amended Credit Agreement permits the Operating Partnership to utilize up to $50 million of the Revolving Facility for the issuance of letters of credit and includes swingline loan capacity for up to $50 million in same day borrowings.

Unless the Operating Partnership elects to use its credit rating as the basis for determining its interest rate under the Amended Credit Agreement, (i) borrowings under the Amended Credit Agreement with respect to the Revolving Facility will bear interest at a rate of LIBOR plus an applicable margin of 135 to 195 basis points (compared to 140 to 200 basis points under the Prior Credit Agreement), (ii) borrowings under the Amended Credit Agreement with respect to Term Loan A will bear interest at a rate of LIBOR plus an applicable margin of 135 to 190 basis points (which is the same as under the Prior Credit Agreement), and (iii) borrowings under the Amended Credit Agreement with respect to Term Loan B will bear interest at a rate of LIBOR plus an applicable margin of 130 to 190 basis points (compared to 135 to 190 basis points under the Prior Credit Agreement), in each case depending on the Operating Partnership’s leverage ratio and subject to certain exceptions.

In the event that the Operating Partnership elects to use its investment grade credit rating as the basis for determining the interest rate under the Amended Credit Agreement, the applicable margin will be determined by such credit rating rather than the Operating Partnership’s leverage ratio.  In such event,

(i) borrowings under the Amended Credit Agreement with respect to the Revolving Facility will bear interest at a rate of LIBOR plus an applicable margin of 85 to 155 basis points (compared to 87.5 to 170 basis points under the Prior Credit Agreement), (ii)  borrowings under the Amended Credit Agreement with respect to Term Loan A will bear interest at a rate of LIBOR plus an applicable margin of 95 to 190 basis points (which is the same as under the Prior Credit Agreement), and (iii) borrowings under the Amended Credit Agreement with respect to Term Loan B will bear interest at a rate of LIBOR plus an applicable margin of 90 to 175 basis points (compared to 95 to 190 basis points under the Prior Credit Agreement), in each case depending on the Operating Partnership’s credit rating and subject to certain exceptions.

Unless the Operating Partnership elects to use its credit rating as the basis for determining its interest rate under the Amended Credit Agreement, the Operating Partnership is required to pay a quarterly facility fee on the Revolving Facility in an amount equal to the aggregate amount of the Revolving Facility multiplied by an applicable margin, which varies from 15 to 20 basis points (which is the same as under the Prior Credit Agreement) depending on the Operating Partnership’s credit rating. If the Operating Partnership elects to use its credit rating as the basis for determining its interest rate under the Amended Credit Agreement, an unused commitment fee of 12.5 to 30 basis points (compared to 12.5 to 25 basis points under the Prior Credit Agreement), depending on the amount of Revolving Facility borrowings under the Amended Credit Agreement, accrues on unused portions of the Revolving Facility commitments under the Amended Credit Agreement.

The Amended Credit Agreement also improves the Operating Partnership’s leverage ratio calculation by changing the definition of capitalization rate to six and three-fourths percent (6.75%) from seven percent (7%), which increases the Operating Partnership’s total asset value as calculated under the Amended Credit Agreement.

The Operating Partnership’s ability to borrow under the Credit Agreement will be subject to ongoing compliance by the Operating Partnership and its subsidiaries with various restrictive covenants similar to those in the Prior Credit Agreement, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Credit Agreement requires that the Company satisfy certain financial covenants, including:

•                        a maximum leverage ratio of 60%;

•                        Adjusted EBITDA (as defined in the Amended Credit Agreement) to fixed charges coverage ratio of at least 1.50 to 1.00;

•                        minimum tangible net worth (defined as Total Asset Value less Total Indebtedness) of $1.4 billion (plus 75% of the net proceeds of any future equity issuances);

•                        ratio of secured recourse debt to total asset value of no more than .15 to 1.00 at any time;

•                        ratio of secured indebtedness to total asset value of no more than .45 to 1.00;

•                        ratio of unsecured debt of the Company, Operating Partnership and their respective subsidiaries to unencumbered pool value not to exceed .60 to 1.00, subject to certain conditions; and

•                        ratio of net operating income attributable to the then current eligible unencumbered pool of properties to unsecured debt interest expense to be less than 1.75 to 1.00 at any time.

The Amended Credit Agreement includes customary representations and warranties, which must continue to be true and correct in all material respects as a condition to future draws under the Revolving Facility and the Term Loans. The Amended Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations under the Amended Credit Agreement to be immediately due and payable.

Further, pursuant to a First Amended and Restated Springing Guaranty (the “Springing Guaranty”), dated as of July 28, 2016, Kite Realty Group Trust (the “Company”) agreed to guaranty all obligations under the Amended Credit Agreement upon the occurrence of, but not prior to, certain specified events, including without limitation (i) the Company entering into or conducting any business other than in connection with the ownership, acquisition and disposition of general or limited partnership interests in the Operating Partnership and the management of the business of the Operating Partnership, (ii) the Company guaranteeing, or otherwise becoming obligated in respect of, any debt (other than certain permitted debt or obligations) or (iii) the occurrence of certain bankruptcy or insolvency events with respect to the Company or the Operating Partnership.

The forgoing summary is qualified in its entirety by reference to the copy of the Amended Credit Agreement attached as Exhibit 10.1 hereto and the Springing Guaranty attached as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

First Amendment to Term Loan Agreement

On July 28, 2016, the Operating Partnership and the Company entered into the First Amendment (the “Amendment”) to the Term Loan Agreement (the “7-Year Term Loan”), dated as of October 16, 2015, by and among the Operating Partnership, as borrower, the Company, as guarantor (pursuant to the Springing Guaranty), KeyBank National Association, as administrative agent, and the other lenders party thereto.

The Amendment improves the Operating Partnership’s leverage ratio calculation by changing the definition of capitalization rate to six and three-fourths percent (6.75%) from seven percent (7%), which increases the Operating Partnership’s total asset value as calculated under the term loan agreement, as amended.

The foregoing summary is not complete and is qualified in its entirety by reference to the copy of the Amendment, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Fifth Amended and Restated Credit Agreement, dated as of July 28, 2016, by and among Kite Realty Group, L.P., KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

10.2	First Amended and Restated Springing Guaranty, dated as of July 28, 2016, by the Company
10.3

First Amendment to Term Loan Agreement, dated as of July 28, 2016, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: July 29, 2016	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Fifth Amended and Restated Credit Agreement, dated as of July 28, 2016, by and among Kite Realty Group, L.P., KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

10.2	First Amended and Restated Springing Guaranty, dated as of July 28, 2016, by the Company
10.3

First Amendment to Term Loan Agreement, dated as of July 28, 2016, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.